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Exhibit 10.12

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

        THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Amendment"), dated as of February 14, 2003, is by and between EQUINOX BUSINESS CREDIT CORP., A New Jersey corporation ("Borrower"), and FOOTHILL CAPITAL CORPORATION, a California corporation ("Lender").

RECITALS:

        Borrower and Lender have entered into that certain Loan and Security Agreement dated as of December 19, 2001 (as amended, and as the same may hereafter be amended or otherwise modified, the "Loan Agreement"). Borrower and Lender now desire to amend the Loan Agreement as herein set forth.

        NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof unless otherwise indicated:

ARTICLE 1

Definitions

        Section 1.1    Definitions.    Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Loan Agreement, as amended hereby.

ARTICLE 2

Amendments

        Section 2.1    Amendments to Section 1.1.    Section 1.1 of the Loan Agreement is hereby amended as follows:

          (a)  The definition of "Borrowing Base" is amended and restated to read in its entirety as follows:

            "'Borrowing Base' means the amount equal to (a) eighty-five percent (85.0%) (or such percentage as determined by Lender from time to time in Lender's Permitted Discretion) of the net amount advanced by Borrower on Eligible Purchased Accounts and Eligible Notes Receivable, minus (b) the reserves established by Lender in accordance with Section 2.1(b), plus (c) during the period from February 3, 2003 through and including July 31, 2003, the lesser of $750,000 or five percent (5.0%) of the result of the foregoing clause (a) minus clause (b)."

          (b)  Clause (g) of the definition of "Eligible Notes Receivable" is amended and restated to read in its entirety as follows:

            "(g) any portion of any funded loan from any Payee, or any group of Payees which are Affiliates of one another, which exceeds (i) in the case of Kirby and Allen only, $3,600,000 or (ii) with respect to any other Payee, $3,000,000;"

          (c)  Clause (h) of the definition of "Eligible Notes Receivable" is amended and restated to read in its entirety as follows:

            "(h) any Note Receivable or group of Note Receivables owed by a Payee or any group of Payees that are Affiliates of one another, the aggregate principal balance of which exceeds twenty percent (20.0%) of the aggregate principal balance of all Notes Receivable owing to Borrower; provided, that Lender may, in its sole and absolute discretion, increase the percentage set forth in this clause (h) to thirty percent (30.0%); provided further, notwithstanding the foregoing, that the percentage applicable under this clause (h) with respect to Notes Receivable owing by Kirby and Allen, for the following periods, shall be the percentage specified for each such period, respectively, as follows: (i) during the period from February 14, 2003 through and including March 30, 2003, sixty percent (60.0%), (ii) during the period from March 31, 2003 through and including April 29, 2003, fifty percent (50.0%), (iii) during the period from April 30, 2003 through and including May 30, 2003, forty-five percent (45.0%), (iv) during the period from May 31, 2003 through and including June 29, 2003, forty percent (40.0%), (v) during the period from June 30, 2003 through and including July 30, 2003, thirty-five percent (35.0%), and (vi) during the period from July 31, 2003 through and including August 30, 2003, thirty percent (30.0%);"

        Section 2.2    Amendment to Section 2.5.    Section 2.5(a) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

            "(a) Interest Rates. Except as provided in clause (b) below, (i) all Obligations, if any, in excess of the amount resulting from clauses (a) and (b) of the definition of "Borrowing Base' shall bear interest on the Daily Balance thereof at a per annum rate equal to the Base Rate plus five percent (5.0%), and (ii) all other Obligations that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to the Base Rate plus the Base Rate Margin."

        Section 2.3    Amendment to Section 2.10.    The period at the end of clause (f) of Section 2.10 is hereby deleted and replaced with "; and" and a new clause (g) to Section 2.10 is hereby added, which clause (g) shall read in its entirety as follows:

            "(g) Second Amendment Fee. An amendment fee in connection with the Second Amendment to Loan and Security Agreement dated as of February 14, 2003 between Borrower and Lender (the "Second Amendment") earned at the effective date of the Second Amendment and payable in five equal monthly installments of $7,000 each on the first Business Day of March, April, May, June and July, 2003."

        Section 2.4    Addition of Section 6.19.    A new Section 6.19 is hereby added to the Loan Agreement, which Section 6.19 shall read in its entirety as follows:

            "6.19 Equity Contributions. Borrower shall deliver to Lender (a) on or before April 15, 2003, evidence in form and substance satisfactory to Lender that, during the period beginning on February 1, 2003 and ending on or before April 15, 2003, Borrower has received $300,000 in cash (i) as either a capital contribution in the form of common Capital Stock or a loan in the form of Subordinated Debt or (ii) in consideration for the purchase by Guarantor from Borrower of the promissory note made by Full Moon Universe, Inc. to Borrower dated March 16, 2000 in a principal amount of $500,000, and (b) on or before June 30, 2003, evidence in form and substance satisfactory to Lender that, during the period beginning on February 1, 2003 and ending on or before June 30, 2003, Borrower has received, in addition to the amount required by clause (a) preceding, a commitment, acceptable to Lender in its sole discretion, for $1,500,000 in cash as a capital contribution in the form of common Capital Stock or a loan in the form of Subordinated Debt."

        Section 2.5    Amendment to Section 7.17.    Section 7.17 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

            "7.17 Use of Proceeds. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, (i) to finance newly purchased Eligible Purchased Accounts,

    (ii) to finance the funding of new Eligible Notes Receivable, (iii) to continue to make advances under existing Eligible Notes Receivable, and (iv) for working capital purposes, each consistent with the terms and conditions hereof, for its lawful and permitted purposes; provided, that the proceeds of any Advance that causes the Revolver Usage to exceed the amount resulting from clauses (a) and (b) of the definition of "Borrowing Base' shall be used for the purposes set forth in clauses (i), (ii) and (iii) of this Section 7.17, and Borrower shall notify Lender of any such newly purchased Eligible Purchased Accounts or new Eligible Notes Receivable, which newly purchased Eligible Purchased Accounts or new Eligible Notes Receivable shall be acceptable to Lender in its sole discretion."

ARTICLE 3

Ratifications, Representations and Warranties

        Section 3.1    Ratifications.    The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower and Lender agree that the Loan Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

        Section 3.2    Representations and Warranties.    Borrower hereby represents and warrants to Lender as follows: (a) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; (b) after giving effect to this Amendment, the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date; and (c) the execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of Borrower.

ARTICLE 4

Miscellaneous

        Section 4.1    Survival of Representations and Warranties.    All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

        Section 4.2    Reference to Loan Agreement.    Each of the Loan Documents, including the Loan Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

        Section 4.3    Severability.    Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

        Section 4.4    Applicable Law.    This Amendment and all other Loan Documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of California and the applicable laws of the United States of America.

        Section 4.5    Successors and Assigns.    This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

        Section 4.6    Counterparts.    This Amendment may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

        Section 4.7    Headings.    The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

        Section 4.8    Consideration.    IN CONSIDERATION OF THIS AMENDMENT, BORROWER REPRESENTS AND WARRANTS THAT THERE ARE NO KNOWN CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS, AND HEREBY WAIVES ANY AND ALL CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS AGREEMENT AND RELEASES AND DISCHARGES LENDER, AND ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES AND ATTORNEYS (COLLECTIVELY THE "RELEASED PARTIES") FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH BORROWER HAS OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

        Section 4.8    Entire Agreement.    THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[Remainder of page intentionally left blank.]

        Executed as of the date first written above.

BORROWER:

EQUINOX BUSINESS CREDIT CORP.

By:

Name:

Title:

LENDER:

FOOTHILL CAPITAL CORPORATION

By:

Name:

Title:

REAFFIRMATION OF GUARANTY AND STOCK PLEDGE AGREEMENT

        The undersigned hereby (a) acknowledges the execution of, and consents to the terms and conditions of, that certain Second Amendment to Loan and Security Agreement dated as of February 14, 2003, between Equinox Business Credit Corp. and Foothill Capital Corporation ("Lender") and reaffirms its obligations under (i) that certain [Continuing Guaranty] (the "Guaranty") dated as of December 19, 2001, and (ii) that certain [Stock Pledge Agreement] (the "Pledge Agreement") dated as of December 19, 2001, each made by the undersigned in favor of Lender, and (b) acknowledges and agrees that the Guaranty and the Pledge Agreement remain in full force and effect, free of any defense, offset or counterclaim, and the Guaranty and the Pledge Agreement are hereby ratified and confirmed.

GUARANTOR:

EQUIFIN, INC.

By:

Name:

Title:

REAFFIRMATION OF VALIDITY GUARANTIES

        Each of the undersigned hereby (a) acknowledges the execution of, and consents to the terms and conditions of, that certain Second Amendment to Loan and Security Agreement dated as of February 14, 2003, between Equinox Business Credit Corp. and Foothill Capital Corporation ("Lender") and reaffirms its obligations under that certain Validity Agreement (the "Validity Guaranty") dated as of December 19, 2001, made by it in favor of Lender, and (b) acknowledges and agrees that the Validity Guaranty remains in full force and effect, free of any defense, offset or counterclaim, and the Validity Guaranty is hereby ratified and confirmed.

VALIDITY GUARANTORS:

WALTER M. CRAIG, JR.

ALLEN H. VOGEL

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SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
REAFFIRMATION OF GUARANTY AND STOCK PLEDGE AGREEMENT
REAFFIRMATION OF VALIDITY GUARANTIES